UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 28, 2013, Plug Power Inc. (the “Company”) held its 2013 annual meeting of stockholders, which was adjourned until July 1, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted upon the following three matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 31, 2013:

1.  The election of two directors each to hold office until the Company’s 2016 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.  The approval of the Certificate of Incorporation Amendment to effect a reverse stock split of the Company’s common stock at a ratio within a range of 1:10 to 1:25; and

3.  The ratification of KPMG LLP as the Company’s independent auditors for 2013.

On June 28, 2013, prior to the adjournment of the Annual Meeting, the votes cast with respect to the election of directors were as follows:

Director	Votes For	Withheld

George C. McNamee	21,148,735	3,023,515

Johannes M. Roth	23,461,883	710,367

There were 24,056,254 broker non-votes on this matter.  Each of George C. McNamee and Johannes M. Roth were elected as a Class II director, each to hold office until the Company’s 2016 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

On June 28, 2013, prior to the adjournment of the Annual Meeting, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013 was approved and the results of the vote were as follows:

For:	43,315,903	Against:	1,528,500	Abstain:	3,384,101

There were 0 broker non-votes on this matter.

As adjourned, at the Annual Meeting on July 1, 2013 the Company’s stockholders approved the proposal to amend the Certificate of Incorporation Amendment to effect a reverse stock split of the Company’s common stock at a ratio within a range of 1:10 to 1:25 and the results of the vote were as follows:

For:	38,801,342	Against:	8,983,104	Abstain:	3,019,530

There were 0 broker non-votes on this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: July 3, 2013	By: /s/ Gerard L. Conway, Jr.
Name: Gerard L. Conway, Jr.
Title: General Counsel and Corporate Secretary

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